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EXHIBIT 99.1

                                  CERTIFICATION

         Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C.ss. 1350, as adopted), Clifford Flowers, the President and Chief Financial Officer of Previo, Inc. (the "COMPANY"), hereby certifies that, to the best of his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated:   August 6, 2002

/s/ Clifford Flowers
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         Clifford Flowers
President and Chief Financial Officer